Exhibit 99.1

October 15, 2014

VIA FEDERAL EXPRESS AND ELECTRONIC MAIL

Mr. Donald Maj, Manager

Mr. Adeyemi Bolaji, Manager

The Depository Trust & Clearing Co.

55 Water Street

New York, NY 10041-0099

Re: Ingen Technologies Inc., Common Stock, CUSIP: 45684G508

Dear Mr. Maj and Mr. Bolaji:

On August 26, 2014, Ingen Technologies Inc., (“Ingen”) provided The Depository Trust Company (“DTC”) an opinion (the “Opinion”) pursuant to the request from DTC regarding securities issued by the company, CUSIP: 45684G508, the (“subject CUSIP”) which have been deposited for book-entry delivery, settlement and depository services (the “Services”) at DTC, registered in the nominee name of DTC, CEDE & Co. (the “Subject Securities”), which include, without limitation the deposits identified within the Opinion. Please refer to the attached “Opinion” by William B Haseltine, attorney.

Therefore, as described in detail in the said Opinion, there have been various communications between DTC, our counsel, your counsel and Ingen in respect of Ingen’s challenge to the Deposit Chill and Global Lock, set forth within the Opinion and DTC’s requests.

This letter references the fair procedures that DTC has offered Ingen in connection with its challenge to the Deposit Chill and Global Lock as it relates to the Opinion provided by our legal counsel, as well as the requests presented by DTC.

Ingen has provided, in full, all responses and information requested by DTC. Further, Ingen has no other information to provide, and all issuances have been explained within the Opinion. There is nothing remaining pursuant to providing any additional information.

Therefore, Ingen requests that DTC recognize their responsibility to lift any/all restrictions placed upon Ingen’s Common Stock.

Regards,

/s/ Gary B. Tilden	October 15, 2014
Gary B Tilden – Chairman, COO	Date
Ingen Technologies, Inc.

Attachment: “Opinion” of William B Haseltine, Attorney

Cc: William B. Haseltine, Attorney